                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Tandy Brands Accessories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         TANDY BRANDS ACCESSORIES, INC.
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 20, 1998

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Tandy Brands Accessories, Inc. (the "Company") will be held on Tuesday, October 20, 1998, at 9:00 a.m., local time, at the Hyatt Regency DFW, International Parkway, inside Dallas/Ft. Worth Airport, DFW Airport, Texas 75261 (the "Meeting"). At the Meeting, the stockholders of the Company will be asked:

          (1) to elect two directors in Class II to serve for three-year terms expiring in 2001, or until their successors are elected and qualified; and

          (2) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Pursuant to the Company's By-laws, the Board of Directors has fixed the close of business on September 4, 1998 as the record date for the Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

     To ensure your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the Meeting.

                                            By Order of the Board of Directors

                                            DARREL A. RICE
                                            Secretary

Arlington, Texas
September 4, 1998

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                         TANDY BRANDS ACCESSORIES, INC.
                        690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 20, 1998

     This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tandy Brands Accessories, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or the "Board") of proxies to be used at the 1998 Annual Meeting of Stockholders (together with any adjournments and postponements thereof, the "Meeting") to be held on Tuesday, October 20, 1998 at 9:00 a.m., local time, at the Arlington Marriott, 1500 Convention Center Drive, Arlington, Texas 76011. The Board has fixed the close of business on September 4, 1998 as the record date (the "Record Date") for the Meeting. This Proxy Statement and the related form of proxy are first being mailed to the Company's stockholders on or about September 14, 1998.

     At the Meeting, the holders of the Company's common stock, $1.00 par value per share (the "Common Stock"), will be asked:

          (1) to elect two directors in Class II to serve for three-year terms expiring in 2001, or until their successors are elected and qualified; and

          (2) to transact such other business as may properly come before the Meeting.

     The date of this Proxy Statement is September 4, 1998.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

                      VOTING RIGHTS AND PROXY INFORMATION

     The Board of Directors has fixed the close of business on September 4, 1998 as the Record Date. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 5,650,026 shares of Common Stock outstanding and entitled to vote, held by approximately 1,111 stockholders of record. The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date is necessary to constitute a quorum.

     Each holder of record of shares of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on all matters as to which a vote is taken at the Meeting. To be elected a director, each nominee must receive the affirmative vote of a majority of the shares present or represented by proxy at the Meeting. See "Election of Directors -- Vote Required; Recommendation of the Board of Directors."

     All shares of Common Stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated thereon, such proxies will be voted FOR the election of the nominees for director. The Company does not know of any other matters that are to come before the Meeting. If, however, any other matters are properly presented at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the stockholders for a vote. Because the election of directors requires the affirmative vote of a majority of all shares present and entitled to vote thereon, an abstention will have the same effect as a vote AGAINST the matter.

     The inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
Secretary, Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not receive any additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of September 4, 1998 with respect to the shares of Common Stock beneficially owned by each person (excluding directors and officers of the Company) who is known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock:

                                                            NUMBER OF SHARES    PERCENTAGE
                     NAME AND ADDRESS                         BENEFICIALLY          OF
                   OF BENEFICIAL OWNER                          OWNED(1)        OWNERSHIP
                   -------------------                      ----------------    ----------
Tandy Brands Accessories, Inc.............................      970,145(2)        17.2%
  Employees Investment Plan
  P.O. Box 1290
  Fort Worth, Texas 76101-1290

---------------

(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2) Voting power of the shares held pursuant to this plan is vested in Frost Bank, N.A., as trustee, subject to the right of participants in the plan to direct the voting of each of their allocable shares of Common Stock in the plan. The trustee votes any shares for which no directions are received in the same proportion as those shares with respect to which directions regarding voting are received. A total of 238,095 shares are pledged to a bank to secure a $2.5 million loan.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 4, 1998 with respect to the shares of Common Stock beneficially owned by each of the Company's directors and executive officers and the directors and executive officers of the Company as a group.

                                                          NUMBER OF SHARES     PERCENTAGE
                                                            BENEFICIALLY           OF
                          NAME                                OWNED(1)         OWNERSHIP
                          ----                            ----------------    ------------
Dr. James F. Gaertner...................................       24,384(2)             *
J.S.B. Jenkins..........................................      564,762(3)          9.9%
C.A. Rundell, Jr........................................       30,482(4)             *
Robert E. Runice........................................       24,720(5)             *
Maxine K. Clark.........................................        8,937(6)             *
Gene Stallings..........................................        4,653(7)             *
Marvin J. Girouard......................................           --                *
Jerry W. Wood...........................................      161,799(8)          2.9%
Stanley T. Ninemire.....................................       71,990(9)          1.3%
All directors and executive officers as a group (9
  persons)..............................................      891,727(10)        15.7%

---------------

  *  Represents less than one percent.

 (1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) voting power with respect thereto, including the power to vote or to direct the voting of such shares, or (ii) investment power with respect thereto, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days. Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

 (2) Includes 3,375 shares held of record by Dr. Gaertner, 17,849 shares subject to stock options exercisable within 60 days and 3,160 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (3) Includes 328,540 shares held of record by Mr. Jenkins, 64,888 shares subject to stock options exercisable within 60 days, 4,474 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 15,736 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan. Also includes 151,124 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Jenkins disclaims beneficial ownership. Does not include 94,184 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest.

 (4) Includes 9,430 shares held of record by Mr. Rundell, 17,483 shares subject to stock options exercisable within 60 days and 3,569 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (5) Includes 2,925 shares held of record by Mr. Runice, 17,483 shares subject to stock options exercisable within 60 days and 4,312 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (6) Includes 5,916 shares subject to stock options exercisable within 60 days and 3,021 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

 (7) Includes 2,837 shares held of record by Mr. Stallings and 1,816 shares subject to stock options exercisable within 60 days.

 (8) Includes 67,492 shares held of record by Mr. Wood, 36,888 shares subject to stock options exercisable within 60 days, 2,462 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 2,383 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan. Also includes 52,574 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Wood disclaims beneficial ownership.

 (9) Includes 45,183 shares held of record by Mr. Ninemire, 2,700 shares subject to stock options exercisable within 60 days, 1,598 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program and 90 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan. Also includes 22,419 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employees Investment Plan, as to which Mr. Ninemire disclaims beneficial ownership.

(10) Includes 165,023 shares subject to stock options exercisable within 60 days, 8,534 shares held indirectly through the Tandy Brands Accessories, Inc. Stock Purchase Program, 226,117 shares attributable to unit ownership in the Tandy Brands Accessories, Inc. Employees Investment Plan, 18,209 shares held indirectly through the Tandy Brands Accessories, Inc. Benefit Restoration Plan and 14,062 shares attributable to ownership of stock units held in the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the Board is divided into three classes, with each class serving a three-year term and one class being elected at each annual meeting of stockholders. The terms of two of the present directors expire at the Meeting, and such directors are being nominated for re-election to the Board to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified. However, the Company's Bylaws require mandatory retirement of any director at age 70. Mr. Runice's successor in office will be elected by the majority vote of the remaining directors upon his retirement at age 70. The remaining five directors will continue to serve on the Board until their respective terms expire as indicated below under the caption "Directors Whose Terms Will Continue After the Meeting," and until their successors are elected and qualified. The authorized size of the Board is from three to nine directors and is presently set at seven by resolution of the Board.

NOMINEES FOR ELECTION TO THE BOARD

     MR. C. A. RUNDELL, JR., 66, has been a director of the Company since November 1990. Mr. Rundell has operated as sole proprietor of Rundell Enterprises, a private investment company with principal involvement in manufacturing companies, since 1988. Prior thereto, Mr. Rundell served as Chairman of the Board, President and Chief Executive Officer of Cronus Industries, a diversified manufacturing and services company, from 1977 to 1988. Mr. Rundell also served from 1966 to 1977 as Executive Vice President of Tyler Corporation, a company which currently provides products for fund-raising programs and retails automotive parts. Mr. Rundell is Chairman of the Board of NCI Building Systems, Inc., the President and Chief Executive Officer of Tyler Corporation and serves on the board of directors of Dain Rauscher Corporation.

     MR. ROBERT E. RUNICE, 68, has been a director of the Company since November 1990. Mr. Runice is presently a business consultant and private investor. He served as Vice President of US WEST, Inc. and President of Commercial Development Division of US WEST, Inc. from September 1983 through the end of 1991. US WEST, Inc. is a telecommunications service corporation headquartered in Englewood, Colorado. Mr. Runice served as Senior Vice President of Northwestern Bell Telephone Company from January 1978 until June 1981. He then became Assistant Vice President of American Telephone and Telegraph where he served until December 1982, after which he became Vice President of Advanced Information Systems of American Bell, Inc. until joining US WEST, Inc. Mr. Runice serves on the board of directors of The Bombay Company, Inc. ("Bombay") and of Utilx Corporation.

     There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected as nominees.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     To be elected a director, each nominee must receive the affirmative vote of the holders of a majority of the shares voted in person or by proxy at the Meeting. The Board of Directors recommends a vote FOR election of each of the nominees.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE MEETING

     The following table reflects the name and age of each director whose term will continue after the Meeting, the positions and offices with the Company currently held by each such director, the period of service as a director of the Company, and the year in which such director's term will expire. Additional information concerning the business experience of each such director follows the table.

                                                  POSITION                       TERM TO
                  NAME                     AGE      HELD       DIRECTOR SINCE    EXPIRE
                  ----                     ---    --------     --------------    -------
J.S.B. Jenkins...........................  55     Director     November 1990      1999
James F. Gaertner........................  55     Director     November 1990      2000
Maxine K. Clark..........................  49     Director        April 1996      2000
Gene Stallings...........................  63     Director         June 1997      2000
Marvin J. Girouard.......................  59     Director         June 1998      1999

     MR. J.S.B. JENKINS has served as President and Chief Executive Officer of the Company since its formation in November 1990. Mr. Jenkins served as Executive Vice President of Bombay from July 1, 1985 until December 31, 1990, and as Vice President of Bombay from 1980 until 1985. He also served as the President of the Tandy Brands Accessories division of Bombay, of which the Company was a division until its spin-off in December 1990, from April 1986 until the spin-off. In 1978, Mr. Jenkins was named President of the Tex Tan Welhausen division, where he served until becoming an officer of Bombay. Prior thereto, Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co., a division of Bombay, from 1974 until 1977, when he was named Executive Vice President of that division. Mr. Jenkins also is a member of the Texas A&M University College of Business Administration/Graduate School of Business Development Council, the Texas A&M University Center for Retailing Advisory Board, the Texas A&M University President's Council and the Board of Directors of the Arlington Chamber of Commerce.

     DR. JAMES F. GAERTNER has been a director of the Company since November 1990. Dr. Gaertner currently serves as Dean of the College of Business at The University of Texas at San Antonio ("UTSA"). Prior to his appointment as Dean on September 1, 1987, Dr. Gaertner served for four years as professor and Director of the Division of Accounting and Information Systems at UTSA. Dr. Gaertner served as an associate professor at the University of Notre Dame from September 1976 until August 1983, and during that period Dr. Gaertner served as director of Notre Dame's London master of business program in London, England. From 1968 to 1973, Dr. Gaertner served as a director and Chief Financial Officer of Tex Tan Welhausen Co., and later served as the Controller for Tex Tan Welhausen, a division of Tandy Corporation. Prior thereto, he was employed as a member of the audit staff of KPMG Peat Marwick in Houston.

     MS. MAXINE K. CLARK has been a director of the Company since April 1996. Ms. Clark is the President and Chief Executive Officer of the Build-A-Bear Workshop, L.L.C., an operator of interactive children's entertainment retail stores, which she founded in February 1996. Prior thereto, Ms. Clark was President of Payless Shoe Source from November 1992 to January 1996, and Executive Vice President of Venture Stores from January 1988 to November 1992. Ms. Clark also serves on the board of directors of The Earthgrains Company, a bread company, and Wave Technologies, Inc., a training company for the technology industry and Department 56, a collectible gift and decorative accessory manufacturer. She is a member of the Board of Trustees of the University of Georgia Foundation, the Advisory Board of The Hatchery, Washington University Olin School of Business, and the President's Advising Council of the Greater St. Louis Council of Girl Scouts.

     MR. GENE STALLINGS has been a director of the Company since June 1997. Mr. Stallings is presently an author and private investor. From January 1990 to December 1996, he was the head football coach of the University of Alabama. Prior thereto, he was head coach of the St. Louis/Phoenix Cardinals professional football team from 1986 to 1989. Mr. Stallings is a member of the Board of Directors of the First National Bank of Paris, Texas, the Board of Regents of Abilene Christian University, the Board of St. Joseph's Hospital in Paris, Texas, and the Board of Directors of Great Southern Wood Incorporated. Mr. Stallings also is a member of the Board of Disability Resources, a non-profit organization supporting group housing for physically and mentally handicapped individuals.

     MR. MARVIN J. GIROUARD has been a director of the Company since June 1998. Mr. Girouard is presently the President, Chief Executive Officer and a director of Pier 1 Imports, Inc. Mr. Girouard served as President and Chief Operating Officer of Pier 1 Imports, Inc. From August 1988 until July 1998.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company currently receive compensation consisting of an annual retainer of $18,375, and a $1,260 fee for each Board meeting and each committee meeting attended. Committee chairmen receive an annual retainer of $1,575 in addition to any applicable committee meeting fees. The Chairman of the Board receives an annual fee of $42,525 for all services rendered to the Company. The Company also reimburses its directors for travel, lodging and related expenses incurred in attending Board and committee meetings, and provides each director with directors and officers insurance and travel accident insurance.

     Under the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Directors' Formula Plan"), nonqualified stock options to purchase up to an aggregate of 99,500 shares of Common Stock may be granted to non-employee directors of the Company. The goal of the Directors' Formula Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. Under the Directors' Formula Plan, each member of the Board of Directors who is not employed by the Company or any of its affiliates will be eligible and will participate in the Directors' Formula Plan. On the effective date of the Directors' Formula Plan, each incumbent non-employee director was granted an option to purchase 3,000 shares of Common Stock. Thereafter, on the day a non-employee director is first elected or appointed to the Board of Directors, such director shall be granted an option to purchase that number of shares of Common Stock which is the lesser of (i) 750 shares of Common Stock or
(ii) that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such directors' annual retainer fee for the twelve-month period (or portion thereof) beginning on the effective date of such election or appointment. Twenty percent (20%) of the options granted on the effective date of the Directors' Formula Plan and upon initial election or appointment shall vest on each anniversary of the respective dates of grant, until they have fully vested on the fifth anniversary of the respective dates of grant. Concurrently with each regular annual election of members of the Board of Directors, each non-employee director who was previously elected to the Board of Directors and continues to serve in such capacity shall be granted an option to purchase that number of shares of Common Stock with respect to which the fair market value is equal to 150% of such director's annual retainer fee for the twelve-month period beginning on the effective date of such election. Such options shall become fully exercisable six months from the date of grant. The exercise price of options granted under the Directors' Formula Plan is the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which shall be the closing price of the Common Stock as reported by the Nasdaq National Market System on such date.

     Pursuant to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the "Directors' Deferral Plan") non-employee directors may elect to defer receipt of all of the annual and committee chair retainer fees and meeting fees payable in cash, provided an appropriate irrevocable written election to defer is made at least six months prior to the beginning of the quarter to which such deferral applies. All amounts deferred are credited to a bookkeeping reserve account maintained by the Company (the "Account") in units which are equivalent in value to shares of Common Stock ("Stock Units"), based on the average closing price of the Common Stock on the Nasdaq National Market System during the quarter to which such election applies. Stock Units credited pursuant to a deferral election are at all times fully vested and nonforfeitable and shares of stock equal to the number of units deferred are payable at the time specified in the applicable deferral election. Stock Units credited to a non-employee director's Account are payable in an equal number of shares of Common Stock in a single distribution made at each such time (no more frequently than annually) specified by the non-employee director in the applicable deferral election, but no earlier than twelve months following the establishment of the affected Stock Unit. The Directors' Deferral Plan authorizes the issuance of up to 50,000 shares of Common Stock. Any declared cash dividends that would be payable on a number of shares of Common Stock equal to the Stock Units credited to a participating directors' Account shall be reinvested. Stock Units also shall be adjusted for stock dividends, stock splits, combination, reclassification, recapitalization or other capital adjustments. In the event of a change in control, as defined in the Directors' Deferral Plan, all units shall become immediately payable.

     Pursuant to the Tandy Brands Accessories, Inc. 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each member of the Board of Directors who is not employed by the Company or any of its affiliates may elect, six months prior to the date an option may be granted, to contribute either 50% or 100% of his or her annual fee to acquire an option to purchase shares of Common Stock. The exercise price of options granted under the Directors' Plan will be 50% of the fair market value of the shares of Common Stock subject to the option on the date of grant of the option, which shall be the closing price of the Common Stock as reported by the Nasdaq National Market System on such date. Because the directors contribute their retainer to purchase the 50% discount and pay 50% of the fair market value upon exercise of the option, the total cost to acquire the shares is 100% of the fair market value on the date of grant of the option. Options to purchase up to an aggregate of 45,000 shares of Common Stock may be granted under the Directors' Plan. Because the Directors' Plan was not widely used by the non-employee directors, the Company has suspended use of the Directors' Plan and instead now provides additional opportunities for stock ownership through the Directors' Deferral Plan.

     As of September 4, 1998, six directors were eligible to participate in the Directors' Formula Plan, the Directors' Deferral Plan and the Directors' Plan.

MEETINGS AND COMMITTEES OF THE BOARD

     During the 1998 fiscal year, there were six meetings of the Board. Each of the directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Board and meetings of all committees of the Board on which such director served.

     The Board of Directors has an Audit and Finance Committee currently composed of Messrs. Runice and Rundell, with Mr. Rundell as Chairman. The Audit and Finance Committee is concerned primarily with the effectiveness of accounting policies and practices, financial reporting and internal controls. Specifically, the Audit and Finance Committee reviews and approves the scope of the annual examination of the books and records of the Company and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Company's internal controls function; monitors the extent to which the Company has implemented changes recommended by the independent auditors or the Audit and Finance Committee; and provides oversight with respect to accounting principles employed in the Company's financial reporting. The Audit and Finance Committee met three times during the 1998 fiscal year.

     The Board of Directors also has a Human Resources and Compensation Committee, currently composed of Messrs. Stallings and Gaertner and Ms. Clark, with Ms. Clark serving as Chairman. The Compensation and Human Resources Committee is concerned primarily with the Company's organization, salary and non-salary compensation and benefit programs, succession planning and related human resources matters. The Committee also recommends to the Board of Directors annual salaries and bonus programs and stock option grants for executive officers of the Company. The Human Resources and Compensation Committee met two times during the 1998 fiscal year.

     The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person who served as a member of the Human Resources and Compensation Committee during the 1998 fiscal year (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company or (iii) was a party to any material transaction with the Company during such year.

     No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on the Human Resources and Compensation Committee or the Board of Directors of the Company.

                               EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the current executive officers of the Company and all positions with the Company held by such executive officers. Each of the officers listed has been appointed by the Board and serves at the discretion of the Board.

                NAME                   AGE                    POSITIONS HELD
                ----                   ---                    --------------
J.S.B. Jenkins.......................  55     President, Chief Executive Officer and
                                              Director
Jerry W. Wood........................  53     Executive Vice President
Stanley T. Ninemire..................  42     Senior Vice President, Chief Financial Officer
                                              and Assistant Secretary

     Information concerning the business experience of Mr. Jenkins is provided under "Election of Directors -- Directors Whose Terms Will Continue After the Meeting."

     MR. JERRY W. WOOD was elected to the position of Executive Vice President in May 1995. Prior thereto, he served as Senior Vice President of the Company from September 1994 through May 1995 and as Vice President of the Company from its formation in November 1990 through September 1994. Mr. Wood served as Executive Vice President of the Tandy Brands Accessories division of Bombay from April 1986 until December 31, 1990. Prior thereto, Mr. Wood acted as President of The Grate Home and Fireplace division of Bombay from 1983 to 1986. From 1977 to 1983, Mr. Wood was Executive Vice President and later President of Hickok Manufacturing Company, a former leather manufacturing division of Bombay which was merged into the Tandy Brands Accessories division in 1984.

     MR. STANLEY T. NINEMIRE has served as Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company since January 1997. Prior thereto, Mr. Ninemire served as Vice President -- International Operations of the Company from November 1994 through June 1995, and as Vice President and Treasurer of the Company from its formation in November 1990 until November 1994. In addition, Mr. Ninemire served as Secretary of the Company from November 1990 to June 1991 and as Assistant Secretary from June 1991 through November 1994. From July 1995 to December 1996, Mr. Ninemire was Senior Vice President of Finance and Operations of Practitioners Publishing Company, a division of Thompson Publishing. Mr. Ninemire is a certified public accountant.

     There are no family relationships between any directors and executive officers.

                             EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program is administered by the Human Resources and Compensation Committee of the Board of Directors. The committee is comprised of three independent, non-employee directors. Following review and approval by the Human Resources and Compensation Committee, all issues pertaining to executive compensation (except for grants under the Company's stock option plan, for which the plan administration committee has final authority) are submitted to the full Board of Directors for approval.

     Since its spin-off in December of 1990, the Company has maintained the philosophy that compensation of its executive officers and other key management personnel should be directly and materially linked to operating performance. This linkage has been achieved through short-term incentives weighing executive compensation towards bonuses paid on the basis of Company performance and long-term incentives to own and hold substantial investments in the Company's Common Stock.

ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services rendered in all capacities for the years ended June 30, 1998, 1997, and 1996 paid to Mr. Jenkins, the Company's President and Chief Executive Officer, and each of the other executive officers of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                   -------------------------
                                                                   SECURITIES
                                          ANNUAL COMPENSATION      UNDERLYING    ALL OTHER
                                FISCAL   ----------------------     OPTIONS     COMPENSATION
          NAME/TITLE             YEAR    SALARY($)     BONUS($)       (#)          ($)(1)
          ----------            ------   ---------     --------    ----------   ------------
J.S.B. Jenkins................   1998    $320,000      $370,084      15,000       $91,059
  President and Chief            1997     304,140       187,562      15,000        64,483
  Executive Officer              1996     304,140            --          --        40,807
Jerry W. Wood.................   1998    $179,000      $201,168       9,000       $53,517
  Executive Vice                 1997     170,000       100,815       9,000        39,854
  President                      1996     170,000            --          --        26,201
Stanley T. Ninemire...........   1998    $156,000      $103,409       6,000       $41,008
  Senior Vice President,         1997      75,000(2)     25,790(2)    7,500(2)     15,752(2)
  Chief Financial Officer and    1996          --(3)         --          --            --
  Assistant Secretary

---------------

(1) Represents primarily the Company's matching contributions under the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. Benefit Restoration Plan and the Tandy Brands Accessories, Inc. Employees Investment Plan.

(2) These amounts represent compensation for the last six months of the fiscal year ended June 30, 1997.

(3) Mr. Ninemire was Senior Vice President of Finance and Operations of Practitioners Publishing Company, a division of Thompson Publishing, from July 1995 to December 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to each of the Named Officers during the fiscal year ended June 30, 1998:

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE OF ASSUMED
                                             PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                                            OPTIONS GRANTED                                  PRICE APPRECIATION
                         NUMBER OF SHARES    TO EMPLOYEES                                    FOR OPTION TERM(1)
                            UNDERLYING       DURING FISCAL    EXERCISE PRICE   EXPIRATION   ---------------------
         NAME            OPTIONS GRANTED         YEAR           PER SHARE         DATE         5%          10%
         ----            ----------------   ---------------   --------------   ----------   ---------   ---------
J.S.B. Jenkins.........       15,000             17.2%           $12.3125       8/7/2007    $116,149    $294,344
Jerry W. Wood..........        9,000             10.3%            12.3125       8/7/2007      69,689     176,607
Stanley T. Ninemire....        6,000              6.9%            12.3125       8/7/2007      46,460     117,738

---------------

(1) The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the SEC's executive compensation disclosure rules and are not intended to forecast appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to options exercised during the fiscal year ended June 30, 1998 by each of the Named Officers and the value of unexercised options held by the Named Officers at June 30, 1998.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                          NUMBER OF                    UNEXERCISED
                                                         UNEXERCISED                  IN-THE-MONEY
                             SHARES                   OPTIONS AT FISCAL             OPTIONS AT FISCAL
                           ACQUIRED ON                    YEAR-END                     YEAR-END(1)
                            EXERCISE             ---------------------------   ---------------------------
          NAME                 (#)       VALUE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   -----   -----------   -------------   -----------   -------------
J.S.B. Jenkins...........      --         --       58,888         35,000        $198,121        $99,563
Jerry W. Wood............      --         --       33,288         20,800         115,411         59,738
Stanley T. Ninemire......      --         --        1,500         12,000           9,555         40,845

---------------

(1) The August 31, 1998 closing market price of $12.75 is used in the calculation to determine the value of unexercised options.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock assuming reinvestment of dividends, if any, and the cumulative total return of the Nasdaq Stock Market -- US Index, and the Dow Jones Retailers -- Broadline Index for the period from July 1993 through June 1998. The returns shown on the graph are not necessarily indicative of future performance.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       TANDY BRANDS ACCESSORIES, INC., NASDAQ STOCK MARKET -- U.S. INDEX
                   AND DOW JONES RETAILERS -- BROADLINE INDEX

                                                CUMULATIVE TOTAL RETURN
                                   ---------------------------------------------------
                                    6/93      6/94     6/95    6/96    6/97     6/98
TANDY BRANDS ACCESSORIES, INC.     100.00    100.74    40.00   47.41   56.30    110.37
NASDAQ STOCK MARKET (U.S.)         100.00    100.96   134.77  173.03  210.38    277.61
DOW JONES RETAILERS-BROADLINE      100.00     99.56   108.44  120.23  148.33    240.47

* $100 INVESTED ON 6/30/93 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

  FISCAL YEAR ENDING JUNE 30.

              REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee (the "Committee") of the Board of Directors is composed entirely of Directors who are not employees of the Company. No member of the Committee participates in the compensation programs described in this report.

     The responsibility of the Committee is to review and make recommendations regarding compensation of executive officers to the Board of Directors. The Board of Directors exercises final authority with respect to approval of executive officer compensation, except with regard to grants under the Company's stock option plan, for which the plan administrative committee has final authority. The Committee and the Board approve the compensation of executive officers, including any merit or promotional adjustments. The Committee reviews the performance of each executive officer on at least an annual basis. Base salary increases are based upon the results of such performance reviews, and, for executive officers other than the President and Chief Executive Officer, such increases are also based upon the recommendation of the President and Chief Executive Officer.

PHILOSOPHY, PROCEDURES AND GENERAL POLICIES

     In determining executive officer compensation the Committee and the Board are guided by the following objectives:

     - Attracting, retaining and motivating highly qualified and committed executive officers.

     - Using the competitive employment market place as a guide to assessing and establishing compensation levels.

     - Determining total compensation to a meaningful degree by returns to the Company's stockholders.

     - Exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, the current economic and business circumstances of the Company and prevailing conditions in the relevant employment market place.

     - Encouraging executive officers to obtain and hold an equity stake in the Company.

EXECUTIVE OFFICERS INCENTIVE PLAN

     Under the Company's fiscal year 1998 executive officers incentive plan, executive officer compensation consisted of the following components:

     - Annual base salary

     - Annual incentive bonus

     - Long-term compensation in the form of stock option grants

     - Company matching contributions under the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Benefit Restoration Plan.

     In establishing this plan, comparative executive officer compensation information was collected by the Committee using both publicly available sources as well as compensation surveys produced by independent, outside compensation firms.

ANNUAL COMPENSATION -- BASE SALARIES

     During fiscal year 1998 the Company sought to establish base salaries of executive officers at levels that, in the judgment of the Committee and the Board, were sufficiently competitive to attract and retain qualified executive officers, but were slightly less than average base salaries for comparable positions. The base salary portion of annual compensation was fixed by the Compensation Committee at the beginning of the fiscal year. Merit increases and bonuses were granted during fiscal year 1998. Due to the fact that the Company's performance in fiscal 1997 was above the minimum levels established in the compensation plan for that year, increases in salary were granted to the persons named in the "Executive Compensation -- Summary Compensation Table" for fiscal year 1998 over fiscal year 1997.

ANNUAL COMPENSATION -- ANNUAL INCENTIVE BONUSES

     Incentive bonuses are intended to encourage achievement of Company performance goals with additional cash compensation directly related to the Company's performance. The fiscal year 1998 compensation plan provided for incentive bonuses based on:

     - The extent to which fiscal year 1998 profit performance exceeded fiscal year 1997 performance; and

     - Return on asset performance in accordance with criteria established by the Board.

     Under the plan, no portion of the fiscal year 1998 bonuses was guaranteed and potential bonuses were set at performance levels that, in the judgment of the Committee and the Board, would facilitate growth in earnings per share compared to fiscal year 1997. In fiscal year 1998, the aggregate of the bonuses for executives named in the "Executive Compensation -- Summary Compensation Table" was 100.85% of their total annual compensation, reflecting the increased profit performance and return on assets achieved by the Company for the fiscal year ended June 30, 1998, versus the fiscal year ended June 30, 1997.

LONG-TERM COMPENSATION

     The Company's stock option and bonus plans and stock purchase programs provide long-term incentive compensation for executive officers if the market price of the Common Stock increases over time. In fiscal year 1998, 30,000 stock options were granted to the executive officers listed in "Executive
Compensation -- Summary Compensation Table."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During fiscal year 1998, the Chief Executive Officer's base salary rate was $320,000, a $15,860 increase from fiscal year 1997. For fiscal year 1998, the Chief Executive Officer's total salary and bonus was $690,084, compared to $491,702 in fiscal year 1997. These increases reflect the judgment of the Committee and the Board that such increases are justified by the significant improvement in the Company's performance in fiscal 1998 as compared to fiscal 1997.

TAX DEDUCTIBILITY LIMITATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Federal Tax Code places a $1 million yearly limit on the Company's ability to deduct certain types of executive compensation. Final regulations on the Section 162(m) limit were issued by the Internal Revenue Service in December 1995. The Committee did not deem any modifications to the Company's compensation program necessary in response to the final regulations. The Company's practice is, and it is anticipated that it will continue to be, to maximize the tax deductibility of expenses incurred for executive compensation. The Section 162(m) limitation had no effect on the Company in fiscal year 1998.

COMPENSATION COMMITTEE MEMBERS

     The foregoing report has been provided by the Compensation Committee of the Board of Directors.

                                            HUMAN RESOURCES AND
                                              COMPENSATION COMMITTEE

                                            MAXINE K. CLARK, Chairman
                                              GENE STALLINGS
                                              DR. JAMES F. GAERTNER

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent public accountants for fiscal year 1998. A representative of Ernst & Young LLP is expected to be present at the Meeting. The representative will be afforded the opportunity to make a statement and to respond to appropriate questions of stockholders.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide, free of charge, at the written request of any stockholder, a copy of the Company's Annual Report on Form 10-K, without exhibits, which incorporates by reference the Company's financial statements and includes the related financial statement schedule. The Company will provide copies of the exhibits, should they be requested, and may impose a reasonable fee for providing such exhibits. Requests for the Company's Annual Report on Form 10-K should be mailed to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Stanley T. Ninemire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than May 7, 1999 in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                            By Order of the Board of Directors

                                            DARREL A. RICE,
                                            Secretary

  September 4, 1998

                                                                      1420-PS-98

                                     PROXY

                         TANDY BRANDS ACCESSORIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undereigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Tuesday, October 20, 1998, at 9:00 A.M. local time, at the Hyatt Regency DFW, International Parkway, inside Dallas/Ft.Worth Airport, DFW Airport, Texas 75261, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THE PROXIES NAMED ABOVE INTEND TO VOTE THE SECURITIES AT THEIR DISCRETION FOR THE ELECTION OF THE NOMINEES LISTED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING AND OTHERWISE AT THE DISCRETION OF THE PROXIES.


-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-----------                                                        -----------

================================================================================
  [1420-TANDY BRANDS ACCESSORIES, INC.][FILE NAME:TB82A.ELX][VERSION-1][9/3/98]

                                  DETACH HERE
--------------------------------------------------------------------------------

      Please mark
[ X ] votes as in
      this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.


     1.   To elect Class II Directors                       2.  In their discretion upon such other matters as properly come
          Nominees: C.A. Rundell,Jr., Robert E. Runloe          before the meeting.

               FOR                  WITHHELD
              BOTH  [   ]      [   ]  FROM
            NOMINEES                  BOTH
                                    NOMINEES

                                                            MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [   ]
[   ]
     ----------------------------------------------
     For both nominees except as noted above
                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [   ]

                                                            IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
                                                            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                                                            Please sign exactly as name appears herein. When signing
                                                            as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please
                                                            sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more
                                                            persons.)

Signature:                             Date:                Signature:                          Date:
          -----------------------------     ----------------          --------------------------     -----------------